Distribution of Information

                                 SCHEDULE 14C

[Paragraph 40,501] Information Required in Information Statement
     Reg. ss. 240.14c-101.

                           SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                Securities Exchange Act of 1934 (Amendment No.  )

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only
          (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                     AMERICANA GOLD & DIAMOND HOLDINGS, INC.
               ------------------------------------------------
               (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
              4,500,000 units
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              $0.10
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
              $450,000
         -----------------------------------------------------------------------
     (5) Total fee paid:
              $7,500
         -----------------------------------------------------------------------

[x]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                    AMERICANA GOLD & DIAMONDS HOLDINGS, INC.
          Calle Los Laboratorios, Torre Beta, Piso 2, Oficina 208, Urb.
                      Los Ruices (1071), Caracas, Venezuela

                              INFORMATION STATEMENT
            FOR A PRIVATE PLACEMENT OFFERING AND REVERSE STOCK SPLIT


                                  INTRODUCTION

This Information Statement is being furnished to stockholders by the Board of Directors of Americana Gold & Diamonds Holdings, Inc., a Delaware corporation (the "Company") in connection with the proposed private placement offering of securities of the Company pursuant to Regulation S and in connection with a proposed reverse split of the Company's common shares. The Company's Board of Directors has approved the proposed transactions. In addition the Company has received the written consent of stockholders who hold approximately 57% of the issued shares of the Company, for both the proposed private placement transaction referred to herein and the proposed reverse split. The names of the stockholders who have given their written consent to the proposed transactions are referred to later in this Information Statement under "Description of Common Stock/Voting Procedures". Accordingly this Information Statement is for informational purposes only and, pursuant to Section 228 of the Delaware General Corporate Law there is no requirement by the recipient to vote or provide a consent to the proposed transactions. This information will be sent to shareholders for the Company on or about August ____, 1998.

The Company is not asking you for a Proxy and you are requested not to send the Company a Proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue 25,000,000 shares of common stock, par value US$0.001 per share ("Common Stock"). As of August 4, 1998, the Company had outstanding 13,113,708 shares of Common Stock. The Company is also authorized to issue up to 10,000,000 shares of preferred stock, par value US$0.001 per share of which 25 preference shares have been issued.

The following table sets forth information concerning ownership of the Company's Common Stock, as of August 4, 1998, by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, each director, each nominee for director, each named executive officer as defined in Item 402(a)(3) of Regulation S-K, and by all directors and executive officers of the Company as a group.

     Name and Address             Shares Beneficially          Percentage of
     of Beneficial Owner          Owned (1)                    Class
     -------------------          -------------------          -------------
     Carlos Hausman               1,039,682 (2)(3)              8.6%

     Noga Corporation             1,300,000 (4)                10.8%

     Gerald L. Sneddon                    0                     0%

     Gordon Gutraith                      0                     0%

     Nora Coccaro                         0                     0%

     Fred Peschke                         0                     0%

All directors and                         0                     0%
executive officers as a
group (4 persons)

Note:

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Includes 322,156 shares of Common Stock held by an entity controlled by Mr. Hausmann. Mr. Hausmann disclaims beneficial ownership of such shares.

(3) Having an address at Av. Fco. De Miranda, Edif. Parque Cristal, Alta Este, Pisco 8, Ofic. 8-11 Urb. Los Palos Grandes, Caracao 1060, Venezuela.

(4) Having an address at Calle Los Laboratorios, Torre Beta, Piso 2, Officina 208, Urb. Los Ruices (1071), Caracas, Venezuela.


                AUTHORIZATION OF PRIVATE PLACEMENT OF SECURITIES

The Company is proposing to complete a private placement offering (the "Offering") of 4,500,000 units (the "Units") at a price of US$0.10 per Unit. Each Unit will consist of one common share and one share purchase warrant entitling the holder to purchase one additional common share for US$0.10 for one year following the date of closing.

The Offering will be completed on a best efforts basis and is not subject to any minimum subscription level. Certain former directors of the Company will be participating in the Offering. See "Interest of Certain Persons in the Offering".

The Offering will be made only to Non-United States Persons under exemptions available pursuant to Regulation S under the Securities Act of 1933 before transferring such securities to a U.S. person. The securities issued pursuant to the Offering will be subject to certain resale restrictions which will include a requirement for the purchaser to hold the securities for twelve months unless another statutory exemption is available or unless the securities are qualified under a prospectus at a later date.

The Offering price of the Units has been arbitrarily determined by the Company based upon what the Company's Board of Directors believes purchasers of such speculative issues would be willing to pay for the Units of the Company and does not necessarily bear any material relationship to book value, par value or any other established criterion of value.

If the entire Offering is subscribed for, the gross proceeds to the Company will be US$450,000. It is anticipated that the proceeds of the Offering will be utilized as follows:

                   Reduction of Bank Loans          US$247,000
                   Current Liabilities              US$ 90,000
                   Offering Cost                    US$ 20,000
                   Working Capital                  US$ 93,000
                                                    ----------
                   Total gross proceeds             US$450,000

While the Company currently intends to utilize the proceeds of the Offering substantially in the manner set forth above, the Company reserves the right to change such use if, in the judgment of the Board of Directors, such changes are advisable.

The financial statements of the Company as June 30, 1998 showed a net tangible book value of US$0.30 per share. Net tangible book value per share represents the amount of the Company's tangible assets, less total liabilities, divided by the number of shares of Common Stock outstanding. Without taking into account any further adjustments in net tangible book value other than to give effect to the sale of the 4,500,000 Units offered hereby the pro forma net tangible book value of the Company at June 30, 1998 would have been US$4,306,996 or US$0.24 per share of the Common Stock, representing a decrease in net tangible book value to existing shareholders of US$0.06 per share.

     Offering price per Unit:                                            US$0.10
     Net tangible book value, per share, before offering (1):            US$0.30
     Decrease per share attributable to new investors:                   US$0.06
     Pro forma net tangible book value per share after offering (2):     US$0.24

Note:

(1) "Net tangible book deficit per share" is determined by dividing the number of shares of Common Stock outstanding into the tangible net deficit of the Company (tangible assets less total liabilities and less the unauthorized debt discount).

(2) "Dilution" means the difference between the public offering price per share and the net tangible book value (deficit) per share of Common Stock after giving effect to the Offering.

Since there can be no assurances as to how many, if any Units will be sold, the pro forma net tangible book value per share may vary from that set forth above after the offering.

Under the NASDAQ Rules, the Company is required to obtain the consent of the shareholders of the Company for any private offering by the Company in connection with a transaction involving the sale by the Company of common stock equal to 20 percent or more of the common stock or 20 percent or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. The consent by the shareholders, as set forth on page 1, hereof, is in response to such requirement.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No current director or officer of the Company will be subscribing for Units which are the subject matter of the Offering referred to herein. However, the following individuals who were directors of the Company prior to the Company's last annual general meeting which was held on June 29, 1998 are proposing to subscribe for the indicated number of Units:

                    Name                         Units
                    ----                         -----
                    Carlos Hausman               250,000
                    Clement W. Cohen             250,000
                    Tomaz Klingberg                6,150
                    Henry Bloch                  143,306


                 AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

On April 1, 1998, the Company received notice from the NASDAQ SmallCap Market ("NASDAQ") that the Company's Common Stock was not in compliance with the new minimum bid price requirement (which is $1.00 per share) as set forth in Marketplace Rule 4310 (c) (4) ("Rule (c) (4)"). As a result, the Company was provided ninety calendar days, which expired July 1, 1998, in order to regain compliance with this standard. Prior to July 1, 1998 the Company requested continued listing notwithstanding its present failure to meet the required bid price. The Company has been given notice that its request will be considered at an oral hearing to be heard on August 20, 1998 before a panel authorized by the National Association of Securities Dealers, Inc. Board of Governors. If the Common Stock does not regain compliance, by trading at or above $1.00 per share, the Company's Common Stock could be delisted from NASDAQ, and quotations would no longer be available on NASDAQ. If the Common Stock was delisted from the SmallCap Market, the Company's Common Stock likely would be traded in the non-NASDAQ over-the-counter market. As a result of such delisting of the Common Stock from the SmallCap Market, it may be more difficult for investors to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

In view of the foregoing in order to bring the Company's share trading price into compliance with the minimum bid price requirements, the Board of Directors is proposing to complete a reverse stock split of the Company's Common Stock on a one for ten basis. Accordingly, each 10 shares of the Company currently issued, will be consolidated into 1 share of the Company upon completion of the reverse stock split. On that basis the 13,113,708 shares of

Common Stock currently issued would be consolidated down to 1,311,370 shares of Common Stock.

The  proposed  reverse  stock  split  will also  apply to the  proposed  private
placement  of  4,500,000  Units  referred  to  elsewhere  in  this   Information
Statement.

The Company has obtained approval from its Board of Directors and the written consent of shareholders holding approximately 57% of the issued shares of Common Stock for the proposed reverse stock split and consent for the following matters:

a) that the Board of Directors in its sole discretion, after consulting with the Company's independent auditors, is authorized to modify the Company's financial statements to reflect such reverse stock split;

b) that the reverse stock split will not affect the par value of the Common Stock, nor the number of shares of Common Stock that the Corporation is authorized to issue, which will remain at 25,000,000; and

c) that all fractional shares of Common Stock that exist as a result of the reverse stock split will be rounded to the nearest whole number in the discretion of the Board of Directors of the Company.


                  DESCRIPTION OF COMMON STOCK/VOTING PROCEDURES

All shares of the Common Stock of the Company are equal to each other with respect to voting, and dividend rights, and subject to the rights of the preferred shareholders described below, are equal to each other with respect to liquidation rights.

Special meetings of the Shareholders may be called by the directors, or upon the request of holders of at least ten percent of the out-standing voting shares. Holders of shares of the Common Stock are entitled to one vote at any meeting of the Shareholders for each share of the Common Stock they own as of the record date fixed by the Board of Directors. At any meeting of Shareholders, a majority of the outstanding shares of the Common Stock of the

Company entitled to vote, represented in person or by proxy, constitutes a quorum. A vote of the majority of the shares of the Common Stock represented at a meeting will govern, even if this is substantially less than a majority of the shares of the Common Stock outstanding.

There are no conversion, pre-emptive or other subscription rights or privileges with respect to any share. Reference is made to the Certificate of Incorporation and Bylaws of the Company as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of shares. It should be noted that the Bylaws may be amended by the Board of Directors without notice to the Shareholders.

The shares of the Company do not have cumulative voting rights, which means that the holders of more than fifty percent of the shares of the Common Stock voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors.

Pursuant to the Bylaws of the Company any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The Company has, prior to sending this Information Statement to its shareholders, obtained the written consent of approximately 57% of the shareholders of the Company for the proposed private placement and for the proposed reverse split of the Company's Common Stock.

The names of the stockholders who hold approximately 57% of the outstanding Common Stock who have previously provided their written consent to the proposed transactions are as follows:

Noga Corporation, Vivian Najean, Jacobo Arnovici, Inversiones Megold, Carlos Hausmann, Jaime Jimenez, Maria A. Madariaga, Mabel Olivares, Rosa Investment, Aquira Semarroch, Ramon Martinez, Charter Capital, Alberto Bassan, David Bassan, Jose Benzaquen, Alfredo Alvarado, Henry Bloch, Manfred Bloch, Walter Gentsch, Moises Guelrud, Inversiones Maxanda, Seiva Investment, Vije Investment, Amos Zamir, Efrain Rosenfeld, Isaac Zriben, Miguel Winkler, Benjamin Sar Shalom, and Clement W. Cohen.

The payment of dividends by the Company, if any, in the future, rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not paid cash or stock dividend and does not anticipate paying cash of stock dividends in the foreseeable future.

The Company has appointed Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004 USA as transfer agent for the Company's shares of the Common Stock.


BY ORDER OF THE BOARD OF DIRECTORS

"Erich Rauguth"

Erich Rauguth, President